                                 EXHIBIT 23.8
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                                                   Investment Banking Group

                                                   World Financial Center
                                                   North Tower
                                                   New York, New York 10281-1330


[LOGO] MERRILL LYNCH

                                                   August 11, 1995





The Board of Directors
The Hillhaven Corporation
1148 Broadway Plaza, 4th Floor
Tacoma, WA 98401-2264

Dear Members of the Board:

        We hereby consent to the use of our opinion letter dated August 11, 1995, to the Board of Directors of The Hillhaven Corporation ("Hillhaven"), included as Appendix C to the Joint Proxy Statement/Prospectus of Vencor, Inc. ("Vencor") and Hillhaven, which forms a part of the Registration Statement of Form S-4 of Vencor (File No. 33-59345), with the Securities and Exchange Commission and to the references therein to such opinion. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                     By: /s/ Richard P. Johnson
                                        -----------------------------------
                                        Managing Director